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                                                                 EXHIBIT e.(xiv)
                             AMENDMENT NUMBER 11 TO
                        PRINCIPAL UNDERWRITING AGREEMENT

      Pursuant to the Principal Underwriting Agreement between HARTFORD SECURITIES DISTRIBUTION COMPANY, INC. and THE HARTFORD MUTUAL FUNDS, INC. (formerly known as ITT Hartford Mutual Funds, Inc.) dated July 22, 1996, as amended and as assigned to Hartford Investment Financial Services, LLC (formerly known as Hartford Investment Financial Services Company) on November 1, 1998 (the "Agreement"), THE HARTFORD CAPITAL APPRECIATION II FUND, THE HARTFORD FLOATING RATE FUND AND THE HARTFORD SELECT MIDCAP VALUE FUND are hereby included as new Funds. All provisions in the Agreement shall apply to The Hartford Capital Appreciation II Fund, The Hartford Floating Rate Fund and The Hartford Select MidCap Value Fund.

      IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the 29th day of April 2005.

                                HARTFORD INVESTMENT FINANCIAL
                                SERVICES, LLC

                                By: /s/ David M. Znamierowski
                                    -------------------------------
                                    David M. Znamierowski
                                    Executive Vice President

                                THE HARTFORD MUTUAL FUNDS, INC.
                                on behalf of:
                                The Hartford Capital Appreciation II Fund
                                The Hartford Floating Rate Fund
                                The Hartford Select MidCap Value Fund

                                By: /s/David M. Znamierowski
                                    -------------------------------
                                    David M. Znamierowski
                                    President